Exhibit 3.54

BYLAWS

OF
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ARTICLE I
OFFICES

The Corporation may have such other offices, either within or without the State of Minnesota, as the Board of Directors may designate or as the business of the corporation may require from time to time.

The registered office of the corporation, required by the Minnesota Business Corporation Code to be maintained in the State of Minnesota may be, but need not be, identical with the principal office in the State of Minnesota, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II
SHAREHOLDERS

Section 1. Regular Meeting. The regular meeting of the shareholders shall be held at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

If a regular meeting of the shareholders has not been held during the immediately preceding 15 months, a shareholder or shareholders holding one percent (1%) or more of all voting shares may demand a regular meeting of shareholders by written notice of demand given to the President or the Treasurer of the corporation. Within thirty (30) days after receipt of the demand by one of those officers, the board shall cause a regular meeting of shareholders to be called and held on notice no later than ninety (90) days after receipt of the demand, all at the expense of the corporation. If the board fails to cause a regular meeting to be called and held, the shareholder or shareholders making the demand may call the meeting by giving notice as required by law, all at the expense of the corporation.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called at any time by:

(a) The President;

(b) One or more directors;

(c) A shareholder or shareholders holding twenty-five percent (25%) or more of the voting shares by written notice or demand given to the President or Treasurer of the corporation and containing the purposes of the meeting. Within thirty (30) days after receipt of the demand by one of those officers, the board shall cause a special meeting of shareholders to be called and held on notice no later than ninety (90) days after receipt of the demand, all at the expense of the corporation. If the board fails to cause a special meeting to be called and held, the shareholder or shareholders making the demand may call the meeting by giving notice as required by law, all at the expense of the corporation.

Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Minnesota, as the place of meeting for a regular meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Minnesota, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Minnesota.

Section 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than seven (7) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting, If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

The business transacted at a special meeting is limited to the purposes stated in the notice of the meeting. Any business transacted at a special meeting that is not included in those stated purposes is voidable by or on behalf of the corporation, unless all of the shareholders have waived notice of the meeting in accordance with the law or these Bylaws.

Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 6. Voting Record. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. A majority of such quorum shall decide any questions that may come before the meeting, except as otherwise specified by law. If less than majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8. Proxies. A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the corporation at or before the meeting at which the appointment is to be effective. An appointment of a proxy for shares held jointly by two or more shareholders is valid if signed by any one of them, unless the corporation receives from any one of those shareholders either written notice denying the authority of that person to appoint a proxy or appointing a different proxy. The appointment of a proxy is valid for eleven (11) months, unless a longer period is expressly provided in the appointment. No appointment is irrevocable unless the appointment is coupled with an interest in the shares or in the corporation. An appointment may be terminated at will, unless the appointment is coupled with an interest, in which case it shall not be terminated except in accordance with the terms of an agreement, if any, between the parties to the appointment. Termination may be made by filing written notice of the termination of the appointment with an officer of the corporation, or by filing a new written appointment of a proxy with an officer of the corporation. Termination in either manner revokes all prior proxy appointments and is effective when filed with an officer of the corporation. The death or incapacity of a person appointing a proxy does not revoke the authority of the proxy, unless written notice of the death or incapacity is received by an officer of the corporation before the proxy exercises the authority under that appointment. Unless the appointment specifically provides otherwise, if two or more persons are appointed as proxies for a shareholder, any one of them may vote the shares on each item of business in accordance with specific instructions contained in the appointment; and if no specific instructions are contained in the appointment with respect to voting the shares on a particular item of business, the shares shall be voted as a majority of the proxies determine. If the proxies are equally divided, the shares shall not be voted. Unless the appointment of a proxy contains a restriction, limitation, or specific reservation of authority, the corporation may accept a vote or action taken by a person named in the appointment. The vote of a proxy is final, binding, and not subject to challenge.

Section 9. Voting of Shares. Unless otherwise provided by these Bylaws, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Section 10. Voting of Shares by Certain Shareholders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other corporation may determine. Except for shares held in a fiduciary capacity, shares of a corporation registered in the name of a subsidiary are not entitled to vote on any matter. Shares of a corporation in the name of or under the control of thefl corporation or a subsidiary in a fiduciary capacity are not entitled to vote on any matter; except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or gives the corporation binding instructions of how to vote the shares, Shares under the control of a person in a capacity as a personal representative, an administrator, executor, guardian, conservator, or attorney-in-fact may be voted by the person, either in person or by proxy, without registration of those shares in the name of the person. Shares registered in the name of a trustee of a trust or in the name of a custodian may be voted by the person, either in person or by proxy, but a trustee of a trust or a custodian shall not vote shares held by the person unless they are registered in the name of the person. Shares registered in the name of a trustee in bankruptcy or a receiver may be voted by the trustee or receiver either in person or by proxy. Shares under the control of a trustee in bankruptcy or a receiver may be voted by the trustee or receiver without registering the shares in the name of the trustee or receiver, if authority to do so is contained in an appropriate order of the court by which the trustee or receiver was appointed. Shares registered in the name of an organization not described above may be voted either in person or by proxy by the legal representative of that organization. A shareholder whose shares are pledged may vote those shares until the shares are registered in the name of the pledgee.

Section 11. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.

Section 12. Cumulative Voting. There shall be no cumulative voting.

Section 13. Action Without a Meeting. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if consent in writing signed by all of the shareholders who would be entitled to vote on such action at a meeting is executed and filed with or entered upon the records of the corporation.

Section 14. Ratification of Acts of Officers and Directors. Any contract, action or transaction, past or present, of the corporation or the Board of Directors or any director or officer may be approved or ratified by the affirmative vote of the holders of a majority of the shares held by persons not interested in the contract) action or transaction and entitled to vote in the election of directors, which approval or ratification shall be as valid and binding as though affirmatively voted for or consented to by every shareholder of the corporation.

ARTICLE III
BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be not less than three (3), except that if al I the shares of the corporation ore owned by fewer than three (3) shareholders, the number of Directors may be equal to (but not less than) the number of shareholders. Each director shall hold office for an indefinite term until the next regular meeting of shareholders and until his or her successor shall have been elected and qualified. Directors need not be residents of the State of Minnesota or shareholders of the corporation.

Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as the regular meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Minnesota, for the holding of additional regular meetings without other notice than such resolution. If no resolution is passed, the meeting shall be held at the principal executive office of the corporation.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors, The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Minnesota, as the place for holding any special meeting of the Board of Directors called by them.

Section 5. Electronic Communications. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a board meeting, if the same notice is given of the conference as would be required by law or these Bylaws for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence in person at the meeting. A director may participate in a board meeting not described above by any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting.

Section 6. Notice. Notice of any special meeting shall be given at least two (2) days previously thereto by written notice delivered personally or mailed to each director at his or her business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 7. Quorum. A majority of the number of directors fixed by Section 2 of this Article Ill shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors,

Section 9. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

Section 10. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

Section 11. Compensation. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, any may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 12. Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same effect as the proposal to which the director has consented or objected.

ARTICLE IV
OFFICERS

Section 1. Number. The officers of the corporation shall be a President, one or more Vice Presidents, one or more of whom may be designated as an Executive Vice President, Secretary and Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed advisable may be elected or appointed by the Board of Directors. The Chairman of the Board, if any, shall be a director, but no other officers need to be a director. Any one or more offices may be held by the same person.

Section 2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected by the Board of Directors at the first meeting of the Board of Directors held after each regular meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

Section 3. Removal. Any officer or agent may be removed by a majority vote of the Board of Directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. Chairman of the Board. Should the directors elect a Chairman of the Board, such Chairman shall preside at all meetings of the Board of Directors and all meetings of Shareholders. The Chairman shall have such additional authority and shall perform such other duties as may be determined by the Board of Directors.

Section 6. President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He or she shall, in the event of the Chairman’s absence, preside at all meetings of the shareholders and of the Board of Directors. He or she may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except where such documents are executed in the normal business of the corporation which the President may sign alone, and except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office  of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 7. Vice President. The Vice President, if any, shall have such powers and perform such duties as the President or the Board of Directors may from time to time prescribe. In the absence of the President or in the event of his or her death, inability, or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice President designated by the Board of Directors) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all of the restrictions upon the President.

Section 8. Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (U have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

Section 9. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (c) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 10. Other Offices. The Board of Directors shall have the authority, in its sole discretion, to establish such other offices and to assign appropriate responsibilities and duties to such offices as it deems necessary and appropriate for the conduct of the corporation’s business.

Section 11. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation,

ARTICLE V
CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI
CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall begin on the 1st day of November and end on the 31st day of October in each year.

ARTICLE VIII

DISTRIBUTIONS

The Board of Directors may, from Ume to time, declare and the corporation may pay distributions on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE IX

CORPORATE SEAT

There shall be no corporate seal.

ARTICLE X
WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Minnesota Business Corporation Code, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI
AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors subject to the final authority of the shareholders to ratify such action.

ARTICLE XII
EXECUTIVE COMMITTEE

Section 1. Appointment.  The Board of Directors, by resolution adopted by a majority of the full board, may designate two (2) or more of its members to constitute an executive committee, The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Section 2. Authority.  The executive committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also that the executive committee shall not have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan or merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending the Bylaws of the corporation.

Section 3. Tenure and Qualifications. Each member of the executive committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until his or her successor is designated as a member of the executive committee and is elected and qualified.

Section 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day’s notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the executive committee at his or her business address. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

Section 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

Section 6. Action Without Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

Section 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full Board of Directors.

Section 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the President of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

ARTICLE XIII
INDEMNIFICATION

Section 1. Definitions. For purposes of this Article XIII, the following definitions shall apply:

(a) “Director’ means an individual who is or was a director of the corporation or an individual who, while a director of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation’s request if such director’s duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. “Director’ includes, unless the context requires otherwise, the estate or personal representative of a director.

(b) “Expenses” means expenses of every kind incurred in defending a proceeding, including counsel fees.

(c) “Indemnified Office” shall mean each officer of the corporation who is also a director of the corporation and each other officer of the corporation (an “Indemnified Officer”). An Indemnified Officer shall be entitled to indemnification hereunder to the same extent as a director, including, without Fmitation, indemnification with respect to service by the Indemnified Officer at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

(d) “Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred with respect to a proceeding.

(e) “Proceeding” means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, and any appeal therein (and any inquiry or investigation that could lead to such a proceeding).

Section 2. Indemnification. In addition to the indemnification otherwise provided by law, the corporation shall indemnify and hold harmless its directors and Indemnified Officers (as defined herein) against all liability and expenses, including reasonable attorneys’ fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as directors or officers, or their activities in any such capacity; provided, however, that the corporation shall not indemnify a director of Indemnified Officer against liability or litigation expense that such person may incur on account of activities of such person which at the time taken were known or believed by him or her to be clearly in conflict with the best interests of the corporation. The corporation shall also indemnify each director and Indemnified Officer for reasonable costs, expenses and attorneys’ fees incurred in connection with the enforcement of the rights to indemnification granted herein, if it is determined in accordance with Section 3 of this Article XIII that the director or Indemnified Officer is entitled to indemnification hereunder.

Section 3. Determination. Any indemnification under Section 2 of this Article XIII shall be paid by the corporation in a specific case only after a determination that the director or Indemnified Officer has met the standard of conduct set forth in such Section 2. Such determination shall be made:

(a) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(b) if a quorum cannot be obtained under subparagraph (a), by a majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not a the time parties to the proceeding;

(c) by special legal counsel (i) selected by the Board of Directors or its committee in the manner prescribed in subparagraphs (a) or (b); or (N) if a quorum of the Board of Directors cannot be obtained under subparagraph (a) and a committee cannot be designated under subparagraph (b), selected by a majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

(d) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

The Board of Directors shall take all such action as may be necessary and appropriate to enable the corporation to pay the indemnification required by this Article XIII.

Section 4. Advance for Expenses. The expenses incurred by a director or Indemnified Officer in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or Indemnified Officer to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation against such expenses. Subject to receipt of such undertaking, the corporation shall make reasonable periodic advances for expenses pursuant to this Section, unless the Board of Directors shall determine, in the manner provided in Section 3 of this Article XIII and based on the facts then known, that indemnification under this Article is or will be precluded.

Section 5. Reliance and Consideration. Any director or Indemnified Officer who at any time after the adoption of this Article XIII serves or has served in any of the aforesaid capacities for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein, Such right, however, shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this Article XIII. No amendment, modification or repeal of this Article XIII shall adversely affect the right of any director or Indemnified Officer to indemnification hereunder with respect to any activities occurring prior to the time of such amendment, modification or repeal.

Section 6. Insurance. The corporation may purchase and maintain insurance on behalf of its directors, officers, employees and agents and those persons who were serving at the request of the corporation in any capacity in another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article XIII or otherwise. Any full or partial payment made by an insurance company under any insurance policy covering any director, officer, employee or agent made to or on behalf of a person entitled to indemnification under this Article XIII shall relieve the corporation of its liability for indemnification provided for in the Article or otherwise to the extent of such payment, and no insurer shall have a right of subrogation against the corporation with respect to such payment.

ARTICLE XIV
EMERGENCY BYLAWS

The Emergency Bylaws provided in this Article XIV shall be operative during any emergency in the Conduct of the business of the corporation resulting from an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding Articles of the Bylaws or in the Articles of Incorporation of the corporation, or in the Minnesota Business Corporation Act. To the extent not inconsistent with the provisions of this Article, the Bylaws provided in the preceding

Articles shall remain in effect during such emergency and upon its termination the Emergency Bylaws shall cease to be operative.

During any such emergency:

(a) A meeting of the Board of Directors may be called by any officer or director of the corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

(b) At any such meeting of the Board of Directors, a quorum shall consist of two (2).

(c) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

(d) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so.

No officer, director or employee acting in accordance with these emergency Bylaws shall be liable except for willful misconduct.

These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

Duly adopted by the Board of Directors on the            day of                       , 200[  ].

WITNESS my hand and the seal of the corporation this [     ].

Peter S. Reinhart, Secretary of
[ ]

(SEAL)